Government of Sharjah حكـومـة الشـــارقـة
هيئـة المنطقـة الحرة بالحـمريـة
HAMRIYAH FREE ZONE AUTHORITY

168197

SCANNED F& A

06th September, 2018
Ref.: HFZ/FIN/15731/18

Quality International Co. Ltd FZC
License No.: 4378,4379
P.O.Box: 50622,
Hamriyah Free Zone
Sharjah, U.A.E.
Tel: **97167480511**
Mob: **971504624140** Fax: **06-5134105**

RRP-2869

Kind Attn.: Mr. Ramakrishnan S Kodapully

Dear Sir,

Sub: Rent Revision - Plot Phase 2 - 6C-04 (16,000sq.m.)
Ref.: Your letter MD/08/2018 dated 15/08/2018

Following your meeting with our Chairman, we are pleased to restructure your land lease rent for the next 5 years.

In accordance with the above, rent for the next 5 years will now be as follows:

Year	Rate/sqm. (AED)	Gross Rent (AED)	Rent Holiday/ Discount (AED)	Net Rent (AED)	Effective rate/sqm.
11/09/2018 – 10/09/2019	30	480,000	80,000	400,000	25
11/09/2019 – 10/09/2020	30	480,000	80,000	400,000	25
11/09/2020 – 10/09/2021	30	480,000	80,000	400,000	25
11/09/2021 – 10/09/2022	30	480,000	80,000	400,000	25
11/09/2022 – 10/09/2023	30	480,000	80,000	400,000	25

In the event of company termination during the next 5 years, the rent holiday/discount, if any provided will be reversed in full.

We look forward to your acceptance of the above lease rates. Kindly contact Leasing & Licencing Dept. (Ms. Haya 06 5133434 or haya.alkhayal@hfza.ae) to amend the lease agreement with the new rates.

Yours sincerely,

T V RAMESH
Chief Financial Officer

Cc: Director, MSC, L&L Dept

Hamriyah Free Zone Authority

QUALITY INTERNATIONAL CO. LTD FZE

AGREEMENT
LEASE & PERSONNEL SECONDMENTS

Plot No. : 6C-04
Leased Area: 16000 sq.m

08/06/2014

THIS AGREEMENT for Lease and Personnel Secondment is made on 08/06/2014 **BETWEEN :-**

HAMRIYAH FREE ZONE AUTHORITY of P.O Box 1377, Sharjah, United Arab Emirates (the Landlord / Authority); and **QUALITY INTERNATIONAL CO. LTD FZE** (the Tenant / Company) **WITNESSES** as follows :-

1. Copies of the following provided to the Tenant / company the receipt of which is acknowledged shall be an integral part of this Agreement and shall be binding on the Landlord / Hamriyah Free Zone Authority and the Tenant / company.

a. **The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE LAND LEASES concerning the Premises being leased and**

b. **The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE PERSONNEL SECONDMENTS** concerning the payment of contractual obligations of the company related to their seconded employees.

2. "Initial Rent" per annum shall be as follows for Plot No(s) **6C-04 (16000 sq. m)** in Hamriyah Free Zone :

Particulars	Rate / Sqm (AED)	Rent Holiday (AED)	**Annual Rent (AED)**
Year 1 - 08/06/2014 to 10/09/2014	25	17,352	86,758
Year 2 - 11/09/2014 to 10/09/2015	25	66,667	333,333
Year 3 - 11/09/2015 to 10/09/2016	25	0	400,000
Year 4 - 11/09/2016 to 10/09/2017	25	0	400,000
Year 5 - 11/09/2017 to 10/09/2018	25	0	400,000
Year 6 - 11/09/2018 to 10/09/2019	30	0	480,000
Year 7 - 11/09/2019 to 10/09/2020	30	0	480,000
Year 8 - 11/09/2020 to 10/09/2021	30	0	480,000
Year 9 - 11/09/2021 to 10/09/2022	30	0	480,000
Year 10 - 11/09/2022 to 10/09/2023	30	0	480,000

Year 11-25 to be reviewed

Landlord's Initials

Tenant's Initials

3. **"Permitted Use"** : Subject to obtaining all necessary approvals from the landlord and other authorities, if any, the Premises may be used for **Industrial / Commercial (Industrial)** provided any activity in the UAE outside the Free Zone will have to be done in accordance with local rules and regulations ;

4. **"Premises"** shall be the land situated at Hamriyah Free Zone and known as Plot No (s).**6C-04 (16000 sq. m)**.

5. **"Review Date"** shall be as per clause 2 above and the **"Relevant Contract Review Date"** shall be construed accordingly.

6. **"Term" 25** Years.

7. **"Term and Rent Commencement Date"** shall be **08-Jun-2014**.

8. **Address** :

All correspondence shall be sent to the parties at the address set out below or such addresses as may be notified by the parties :

HAMRIYAH FREE ZONE AUTHORITY
P.O Box 1377
Sharjah, UAE
Tel : 06-5263 333
Fax : 06-5263 334

QUALITY INTERNATIONAL CO. LTD FZE
Po Box 50622
Hamriyah Free Zone Sharjah, UAE
Tel : 97167480511 Fax : 06-5134105

Landlord's Initial

Tenant's Initial

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first before written

For and on behalf of
Hamriyah Free Zone Authority

(Authorized Signatory)

In the presence of

Dawood
(Witness)
SIGNED

For and on behalf of
Quality International Co. Ltd FZE
By
Ramakrishnan S Kodapully

In the presence of

(Witness)